UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant     X
                           ---

Filed by a Party other than the Registrant


Check the appropriate box:

         Preliminary Proxy Statement
---

         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
---

 X       Definitive Proxy Statement
---

         Definitive Additional Materials
---

         Soliciting Material Pursuant to Section 240.14a-12
---

                           ORTHOFIX INTERNATIONAL N.V.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


 -------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

 X       No fee required.
---

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
---

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         Fee paid previously with preliminary materials.
---

         Check box if any part of the fee is offset as provided by Exchange Act
--- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                           Orthofix International N.V.


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT



                                  Meeting Date:
                                  June 27, 2006
                           at 11:00 a.m. (local time)

                                 Meeting Place:
                           Orthofix International N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles





Dear Shareholders:

         We will hold the Annual General Meeting of Shareholders on Tuesday, June 27, 2006, at 11:00 a.m. at Orthofix's offices, located at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         This booklet includes the notice of annual general meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

         Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

                                                     Sincerely,

                                                     /s/ Alan W. Milinazzo

                                                     Alan W. Milinazzo
                                                     Chief Executive Officer


May 5, 2006

                           NOTICE AND PROXY STATEMENT
                               for Shareholders of

                           ORTHOFIX INTERNATIONAL N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles

                                       for

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                      to be held on Tuesday, June 27, 2006

         This Notice and the accompanying Proxy Statement are being furnished to the Shareholders of Orthofix International N.V., a Netherlands Antilles corporation ("Orthofix" or the "Company"), in connection with the upcoming Annual General Meeting of Shareholders, and the related solicitation of proxies by the Board of Directors of Orthofix from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof. In this Notice, all references to "we", "our" and "us" refer to the Company, except as otherwise provided.

Time, Date and Place of Annual General Meeting

         Notice is hereby given that the Annual General Meeting will be held on June 27, 2006 at 11:00 a.m., local time, at Orthofix's offices, located at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

Purpose of the Annual Meeting

               1. Election of Board of Directors. Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors of Orthofix: James F. Gero, Peter J. Hewett, Charles W. Federico, Robert Gaines-Cooper, Jerry C. Benjamin, Walter P. von Wartburg, Thomas J. Kester, Kenneth R. Weisshaar, Guy J. Jordan and Stefan Widensohler. The Board of Directors recommends that shareholders vote FOR the proposal to elect the foregoing persons to the Board of Directors of Orthofix.

               2. Approval of an Amendment and Restatement of Article 16 of the Articles of Association. Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to approve an amendment and restatement of Article 16 of the Articles of Association of Orthofix to enable the Board of Directors to declare dividends and distributions without prior approval of the general meeting of shareholders, as further described in Proposal 2. The Board of Directors recommends that shareholders vote FOR the proposal to amend Article 16 of the Articles of Association.

               3. Approval of an Amendment to Section 4.2 and Section 4.3 of
Article 4 (and Renumbering of Current Section 4.4) of the Articles of Association. Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to approve an amendment to
Section 4.2, delete the current Section 4.3 and renumber the current Section 4.4 of Article 4 of the Articles of Association of Orthofix, as further described in Proposal 4. The Board of Directors recommends that shareholders vote FOR the proposal to amend Section 4.2, delete current Section 4.3 and renumber the current Section 4.4 of Article 4 of the Articles of Association.

               4. Approval of Financial Statements for the Year Ended December 31, 2005. Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2005. The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2005.

               5. Ratification of the Selection of Ernst & Young LLP. Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2006. The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

               6. Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

         Please read a detailed description of proposals 1 through 5 stated above beginning on page 28 of the proxy statement.

Shareholders Entitled to Vote

         All record holders of shares of Orthofix common stock at the close of business on May 2, 2006 have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

         A copy of the financial statements for the year ended December 31, 2005 and a copy of the draft deed of amendment to the Articles of Association of Orthofix have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

                                  By Order of the Board of Directors

                                  /s/ RAYMOND C. KOLLS

                                  RAYMOND C. KOLLS
                                  Vice President, General Counsel and
                                  Corporate Secretary


May 5, 2006

                                TABLE OF CONTENTS



About Voting...................................................................1

         Who can vote?.........................................................1
         Quorum, vote required.................................................1
         Proxies  .............................................................1
         Voting is confidential................................................1
         The costs of soliciting these proxies and who will pay them...........2
         Obtaining an Annual Report on Form 10-K...............................2
         The voting results....................................................2
         Whom to call if you have any questions................................2

Security Ownership of Certain Beneficial Owners and Management and Related
  Stockholders.................................................................3

         Who are the principal owners of Orthofix common stock?................3
         Common stock owned by Orthofix's directors and executive officers.....4
         Section 16(a) Beneficial Ownership Reporting Compliance...............5

Information about Directors....................................................6

         The Board of Directors................................................6
         The Committees of the Board...........................................6
         Code of Ethics........................................................7
         Shareholder Communication with the Board of Directors.................7
         Nomination of Directors...............................................8
         Director Compensation.................................................8
         Certain Relationships and Related Transactions........................9

Report of the Audit Committee.................................................11


Executive Compensation........................................................12

         The Executive Officers...............................................12
         Executive Compensation Summary.......................................14
         Stock Options........................................................16
         Option Exercises and Year-End Option Values..........................17
         Equity Compensation Plan Information.................................17
         Executive Employment Agreements......................................19
         Change in Control Agreements.........................................22
         Indebtedness of Management...........................................23
         Compensation Committee Interlocks and Insider Participation..........23

Report of the Compensation Committee on Executive Compensation................24


Performance Graph.............................................................27


Proposal 1:  Election of Directors............................................28

         Directors Standing for Election......................................28

Proposal 2: Approval of Amendment and Restatement of Article 16 of the Articles
            of Association....................................................31


Proposal 3: Approval of Amendment to Section 4.2 and Section 4.3 of Article 4
            (and Renumbering of Current Section 4.4) of the Articles of
            Association.......................................................32


Proposal 4: Approval of Financial Statements for the Year Ended December 31,
            2005..............................................................33


Proposal 5:  Ratification of the Selection of Ernst & Young LLP as Independent
             Registered Public Accounting Firm for 2006.......................34

         Principal Accountant Fees and Services...............................34

Information About Shareholder Proposals.......................................36

               PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
                   2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS


THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 5, 2006.

                                  ABOUT VOTING

Who can vote?

         All record holders of shares of Orthofix common stock at the close of business on May 2, 2006 (the "Record Date") have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock. On April 27, 2006, there were 16,036,142 shares of Orthofix common stock outstanding.

Quorum, vote required

         The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date shall be considered a quorum at the Annual General Meeting. An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that (i) each of the proposed amendments to the Articles of Association will require an absolute majority of the shares of common stock outstanding for approval and (ii) the directors shall be elected by a plurality of the votes cast. Abstentions and "broker non-votes" are counted as shares that are present and entitled to vote on the proposal for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals, except for each of the proposed amendments to the Articles of Association, for which abstentions and "broker non-votes" will have the effect of a vote against each such proposal. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

         This Proxy Statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Orthofix for use at the Annual General Meeting.

         All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board of Directors of Orthofix does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or
(2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

         We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

         We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder is assisting us with the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

         We have filed our Annual Report on Form 10-K for the year ended December 31, 2005 with the U.S. Securities and Exchange Commission. Our Form 10-K is included in our Annual Report that we are sending you with this proxy statement. Our Form 10-K is also available on our website at www.orthofix.com. If you would like to receive a separate copy of our Form 10-K, we will send you one without charge. Please write to:

                               Investor Relations
                               Orthofix International N.V.
                               10115 Kincey Ave., Suite 250
                               Huntersville, NC  28078
                               Attention:  Mr. Dan Yarbrough

         You may also contact Mr. Dan Yarbrough at (704) 948-2600 or at danyarbrough@orthofix.com.

The voting results

         We will publish the voting results in our Form 10-Q for the second quarter of 2006, which we will file with the U.S. Securities and Exchange Commission (the "SEC") in August 2006. You will also be able to find the Form 10-Q on our website at www.orthofix.com.

Whom to call if you have any questions

         If you have any questions about the annual meeting, voting or your ownership of Orthofix common stock, please contact Thomas Hein, CFO, at (704) 948-2600 or at tomhein@orthofix.com or Raymond C. Kolls, General Counsel and Corporate Secretary, at (704) 948-2600 or at raykolls@orthofix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

         The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of December 31, 2005. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

         The Percent of Class figures for the common stock are based on 16,009,249 shares of our common stock outstanding as of December 31, 2005, other than with respect to shares owned by Mr. Robert Gaines-Cooper, for which information is given and calculations are made as of April 13, 2006. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

-------------------------------------------------------------------------------
Name and Address                            Amount and Nature of        Percent
of Beneficial Owner                         Beneficial Ownership       of Class
-------------------------------------------------------------------------------

FMR Corp. ................................       1,889,674   (1)         11.8%
82 Devonshire Street
Boston, MA  02109

Robert Gaines-Cooper .....................         620,200  (2)           3.8%
Orthofix International N.V.                      1,093,000  (3)           6.8%
7 Abraham de Veerstraat
Curacao, Netherlands Antilles

Kayne Anderson Rudnick Investment
  Management, LLC ........................       1,149,668   (4)          7.2%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
-------------------------------------------------------------------------------


(1) Based on an amendment to a Schedule 13G filed on February 14, 2006 by FMR Corp., a parent holding company, Edward C. Johnson 3d, Fidelity Management and Research Company, Fidelity Low Priced Stock Fund. FMR Corp. reported sole voting power with respect to 296,600 of the reported shares and sole dispositive power with respect to all of the reported shares. Fidelity Management & Research Company ("Fidelity"), an investment adviser and wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,693,074 of the reported shares. Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 196,600 of the reported shares. Edward C. Johnson, Chairman of FMR Corp., and FMR Corp., through their control of Fidelity and Fidelity Management Trust Company, each have sole power to dispose of the shares beneficially owned by the Fidelity funds and Fidelity Management Trust Company, and sole voting power with respect to the shares beneficially owned by Fidelity Management Trust Company. The power to vote the shares beneficially owned by the Fidelity funds resides with the Board of Trustees of the Fidelity funds. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,413,200 of the reported shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information, contained in the Schedule 13G.

(2) Amount consists of 432,700 shares owned directly and 187,500 currently exercisable stock options.

(3) Amount shown consists of 693,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, and 400,000 shares owned by Venner Capital S.A. (formerly LMA International S.A.). A trust, of which Mr. Gaines-Cooper is a settlor, owns a 100% interest in Venner Capital S.A.

(4) Amounts are based on an amendment to a Schedule 13G filed on February 4, 2006 by Kayne Anderson Rudnick Investment Management, LLC, an investment advisor. Kayne Anderson Rudnick Investment Management, LLC reported sole voting and dispositive power with respect to the reported shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

Common stock owned by Orthofix's directors and executive officers

         The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days, as of April 13, 2006 by each director, each nominee for director, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group. The percent of class figure is based on 16,033,918 shares of our common stock outstanding as of April 13, 2006. All directors and executive officers as a group beneficially owned 2,572,873 shares of Orthofix common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

------------------------------------------------------------------------------
Name of Director or                           Amount and Nature      Percent
Executive Officer                          of Beneficial Ownership   of Class
------------------------------------------------------------------------------

Robert Gaines-Cooper ...................     620,200  (1)            3.8%

                                           1,093,000  (2)            6.8%

Charles W. Federico ....................     299,025  (3)            1.8%

Bradley R. Mason .......................     185,754  (4)            1.2%

Peter J. Hewett ........................      94,300  (5)               *

Jerry C. Benjamin ......................      75,282  (6)               *

Galvin Mould ...........................      52,651  (7)               *

James F. Gero ..........................      61,372  (8)               *

Thomas Hein ............................      41,591  (9)               *

Gary Henley ............................      13,323 (10)               *

Thomas J. Kester........................       7,000 (11)               *

Kenneth R. Weisshaar....................       6,500 (12)               *

Walter P. von Wartburg..................       6,000 (13)               *

Stefan Widensohler......................       6,000 (14)               *

Guy J. Jordan...........................       6,000 (15)               *

Alan W. Milinazzo ......................       4,800 (16)               *

Raymond C. Kolls........................          75 (17)               *

Directors and executive officers
   as a group (16 persons)..............        2,572,873           15.4%

----------------------------------------------------------------------------
*       Represents less than one percent.

(1) Amount shown consists of 432,700 shares owned directly and 187,500 currently exercisable stock options.

(2) Amount shown consists of 693,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, and 400,000 shares owned by Venner Capital S.A. (formerly LMA International S.A.). A trust, of which Mr. Gaines-Cooper is a settlor, owns a 100% interest in Venner Capital S.A.

(3) Amount shown consists of 4,325 shares owned directly, 293,800 currently exercisable stock options, and 900 shares owned indirectly.

(4) Amount consists of 170,754 shares owned indirectly and 15,000 currently exercisable stock options.

(5) Amount consists of 31,000 shares owned directly and 63,300 currently exercisable stock options.

(6) Amount consists of 69,282 shares owned directly and 6,000 currently exercisable stock options.

(7)      Amount consists of 52,651 currently exercisable stock options.

(8) Amount consists of 50,572 shares owned directly and 10,800 currently exercisable stock options.

(9) Amount consists of 1,990 shares owned directly and 39,601 currently exercisable stock options.

(10) Amount consists of 823 shares owned directly, 11,500 currently exercisable stock options, and 1,000 shares owned indirectly.

(11) Amount consists of 1,000 shares owned directly and 6,000 currently exercisable stock options.

(12) Amount consists of 500 shares owned directly and 6,000 currently exercisable stock options.

(13)     Amount consists of 6,000 currently exercisable stock options.

(14)     Amount consists of 6,000 currently exercisable stock options.

(15)     Amount consists of 6,000 currently exercisable stock options.

(16)     Amount consists of 4,800 shares owned indirectly.

(17)     Amount consists of 75 shares owned directly.



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our insiders--our directors, executive officers, and greater-than-10% shareholders--file reports with the SEC on their initial beneficial ownership of Orthofix common stock and any subsequent changes. They must also provide us with copies of the reports.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and, with respect to our officers and directors, written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were complied with except as follows: Mr. Gaines-Cooper reported on a Form 4 filed on April 29, 2005, the indirect acquisition of 270,000 shares of common stock he acquired on March 18, 2005. Mr. Mould reported on a Form 4 filed on May 9, 2005, the acquisition and disposal of 4,000 shares he acquired through an exercise of an option grant on May 3, 2005. Mr. Milinazzo reported on a Form 4 filed on December 6, 2005, the acquisition of a total of 4,200 shares he acquired in the open market on November 2, 14 and 17, 2005.

         In making the above statements, we have relied on the written representations of our directors and officers and copies of the reports that have been filed with the SEC.

                           INFORMATION ABOUT DIRECTORS

The Board of Directors

         The Board of Directors oversees the business of Orthofix and monitors the performance of management. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisers, by reading the reports and other materials that we regularly send them and by participating in Board and committee meetings.

         The directors are elected at the annual general meeting of shareholders by a plurality of the votes cast, in person or by proxy by the shareholders. Because we are required by Netherlands Antilles law to hold the annual general meeting in the Netherlands Antilles, we do not have a policy regarding director attendance at the annual general meeting. Our Articles of Association provide that the Board of Directors shall consist of not less than seven and no more than fifteen directors, the exact number to be determined by the annual general meeting of shareholders.

         Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2005. All directors attended at least 75% of the Board meetings and meetings of the committees of which they were members. The Board has determined that the following directors and nominees are independent under Nasdaq Rule 4200: Messrs. Benjamin, Kester, von Wartburg, Weisshaar, Jordan and Widensohler. A list of our current directors and background information for each of them is presented in the section "Proposal 1: Election of Directors", beginning on page 28.

The Committees of the Board

         We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

         The Audit Committee

         Our Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approves the scope of the annual audit by the independent registered public accounting firm, reviews audit findings and accounting policies, assesses the adequacy of internal controls and risk management and reviews and approves Orthofix's financial disclosures. The Committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit Committee's Report for 2005 is printed below at page 11.

         The Board has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to our 2003 proxy statement and is available for review on our website at www.orthofix.com.

         The Committee met 10 times during 2005.

         Messrs. Benjamin, Kester and Weisshaar currently serve as members of the Audit Committee. Mr. Benjamin serves as Chairman of the Committee. Under the current rules of the Nasdaq and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the members of the Audit Committee are independent. Our Board of Directors has determined that Messrs. Benjamin, Kester and Weisshaar are "audit committee financial experts" in accordance with current SEC rules.

         The Compensation Committee

         The Compensation Committee establishes and approves all elements of compensation for the executive officers. Each year, as the SEC requires, the Compensation Committee will report to you on executive compensation. The Compensation Committee's Report on Executive Compensation for 2005 is printed below, starting at page 24.

         The Compensation Committee administers the 2004 Long-Term Incentive Plan, the Staff Share Option Plan (including the Performance Accelerated Stock Option Program), Performance Accelerated Stock Option Inducement Grants and the Employee Stock Purchase Plan, and has sole authority for awards under these plans. The Compensation Committee is also responsible for periodically reviewing Orthofix's plans regarding succession of senior management.

         The Compensation Committee met seven times during 2005.

         The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

         Messrs. Kester, Jordan, von Wartburg and Widensohler currently serve as members of the Compensation Committee, and each satisfies the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and Section 16 of the Securities Exchange Act of 1934, as amended. All members are independent under the current rules of the Nasdaq and the Securities and Exchange Commission. Mr. Kester serves as Chairman of the Compensation Committee.

         The Nominating Committee

         The Nominating Committee assists the Board in identifying qualified individuals to become Board members, determining the composition of the Board of Directors and its Committees, monitoring a process to assess Board effectiveness and developing its Director Compensation policy.

         The Nominating Committee met two times in 2005 and will meet at least twice annually, and more frequently as circumstances dictate. Committee meetings and communications shall be either in person or by conference telephone call.

         The Board has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to our 2004 proxy statement.

         Messrs. Jordan, Benjamin, Widensohler and Weisshaar currently serve as members of the Committee. Mr. Jordan serves as Chairman of the Committee. All of the members of the Nominating Committee are independent as defined by current Nasdaq rules.

Code of Ethics

         We have adopted a code of ethics to comply with SEC and Nasdaq rules. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Ethics was filed as an exhibit to our 2003 annual report on Form 10-K and is available on our website at www.orthofix.com.

Shareholder Communication with the Board of Directors

         To facilitate the ability of shareholders to communicate with our Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078.

         Mr. Gero reviews all correspondence addressed to the Board of Directors and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

         As provided in its charter, the Nominating Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders. The Nominating Committee Charter was attached as an appendix to our 2004 proxy statement.

         The Nominating Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations, technologies and industry knowledge. The Nominating Committee reviews with the Board of Directors, on an annual basis, the current composition of the Board of Directors in light of the characteristics of independence, age, skills, experience and availability of service to our company of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating Committee reviews a potential new candidate, they look specifically at the candidate's qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

         Generally, in nominating director candidates, the Nominating Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

         Under our Nominating Committee guidelines, directors must inform the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the Board of Directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. The Board of Directors has not established any term limits to an individual's membership as a director.

         To recommend a nominee, a shareholder shall give notice to the Board of Directors, at our registered address c/o Mr. Guy J. Jordan, Chairman of the Nominating Committee, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078. This notice should include the candidate's brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate's signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders. Once we receive the recommendation, we will contact the candidate and request that he or she provide us with additional information about the candidate's independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating Committee.

         The Nominating Committee has not received any nominations for director from shareholders for the 2006 Annual General Meeting of Shareholders.

Director Compensation

         Directors who are our employees do not receive additional compensation for their service on the Board of Directors or any Board committee.

         We reimburse our directors for travel and other related expenses incurred in connection with the business of Orthofix, including attending shareholder meetings, meetings of the Board of Directors or any Board committee. During 2005, our directors were also reimbursed for travel and other related expenses of their respective spouses for one Board of Directors meeting.

         During 2005, each of our non-employee directors received an annual fee of $55,000 for their services. The Audit Committee chair received an additional annual fee of $10,000 for his service. Each of the Nominating Committee and Compensation Committee chairs received an additional annual fee of $5,000 for his services.

         In addition, we grant options from time to time to our non-employee directors under our equity compensation plans. The decision to grant options to non-employee directors will be reviewed by the Board of Directors on an annual basis. The number of options that can be granted to non-employee directors is limited by the 2004 Long Term Incentive Plan and may not exceed 30,000 shares of common stock during any consecutive sixty (60)-month period.

         The following table contains information regarding option grants during the fiscal year ended December 31, 2005 to the individuals who are currently serving as our non-employee directors.


--------------------------------------------------------------------------------
               Option Grants in Last Fiscal Year to Non-Employee Directors


                              Number of Securities   Exercise or Base
                               Underlying Options          Price      Expiration
              Name                 Granted(1)          ($/Share)(2)      Date
-------------------------------------------------------------------------------
Guy J. Jordan                 30,000   (3)              41.33          2/11/15
Kenneth R. Weisshaar          30,000   (3)              41.33          2/11/15
Stefan Widensohler            30,000   (3)              41.33          2/11/15
-------------------------------------------------------------------------------


(1) All option grants to the non-employee directors were made pursuant to our 2004 Long Term Incentive Plan and have a ten-year term.
(2) All options were granted to the non-employee directors at an exercise price equal to the fair market value of the underlying stock on the date of grant.
(3) Options vest and become exercisable over five years in equal annual one-fifth increments from the option grant date.


         Mr. Peter Hewett, a non-employee director, also serves as Deputy Chairman, a consultant to the Company and as Chairman of the Board of Directors of Orthofix Inc., a wholly-owned subsidiary of the Company. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2005, we paid $153,375 in consulting fees to Mr. Hewett, which is in addition to his director fees of $55,000. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2006, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

Certain Relationships and Related Transactions

         Mr. Gaines-Cooper is the Chairman of Venner Capital S.A. (formerly LMA International S.A.) and is the settlor of a trust which owns 100% of Venner Capital S.A. Venner Capital S.A., which owns the distribution rights in Italy to the Laryngeal Mask (used to administer anesthesia) produced by The Laryngeal Mask Company Ltd., has awarded the distribution rights for the Laryngeal Mask in Italy to Orthofix S.r.l., a subsidiary of Orthofix.

         Our United Kingdom distribution company, Intavent Orthofix Limited distributes Orthofix products, Laryngeal Mask products and other orthopedic products. Until March 1, 2006 we had a Distribution Agreement with Intavent Limited and a Guarantee Agreement with Venner Capital S.A. for the supply of Laryngeal Mask products in the United Kingdom, Ireland and Channel Islands for an initial period of seven years, which expires in March 2010. Effective March 1, 2006, Venner Capital S.A. has acquired all the intellectual property and assets relating to the Laryngeal Mask from Intavent Limited. Therefore, as of March 1, 2006 our distribution agreement is with Venner Capital S.A. Mr. Robert Gaines-Cooper, a director of Orthofix, is a settlor of a trust, which owns a 100% interest in Venner Capital S.A.

         Arrow Medical Limited (Arrow) supplies impads for use with the A-V Impulse System to Novamedix Distribution Limited and Novamedix Services Limited (collectively "Novamedix"), wholly-owned subsidiaries of Orthofix. Venner Capital S.A. owns a 30% interest in Arrow. Mr. Gaines-Cooper is the Chairman of Venner Capital S.A. and is the settlor of a trust which owns 100% of Venner Capital S.A. In 2005, Novamedix purchased $6.3 million from Arrow for the supply of impads.

         Inter Medical Supplies, a wholly-owned subsidiary of Orthofix, which manufactures Orthofix products, rents facilities in the Seychelles from Venner Capital S.A. under a three year lease which started in 2005. The annual rent paid to Venner Capital S.A. is approximately $75,000.

         On January 10, 2002 we entered into full-recourse loans with Charles W. Federico and Gary Henley, each with a principal amount of $145,200. The loans were entered into to assist the executives in purchasing shares of OrthoRx Inc. common stock. Each loan has an annual interest rate of 3.97%, compounded annually and matures on the earlier of (1) January 10, 2007 and (2) the date that the executive ceases to be our employee, officer or director. The loans are secured by stock pledge agreements covering shares of OrthoRx Inc. common stock owned by Messrs. Federico and Henley. As of December 31, 2005, no payments had been made on either of the loans, and the aggregate amount outstanding under each of the loans, including accrued interest, was $169,668. As a result of Mr. Henley ceasing to be an employee, the promissory note evidencing his loan matured on April 4, 2006.

         Gregory Federico, the son of Charles W. Federico, a director and former Orthofix Group President and CEO, is the owner of OrthoPro, Inc. ("OrthoPro"), which acts as an independent third-party distributor for Breg. In 2005, Breg paid commissions to OrthoPro of $922,004. The OrthoPro distributor relationship with Breg predates Orthofix's acquisition of Breg in December of 2003 and commissions paid to OrthoPro are at a rate that is generally accepted in the industry.

         Peggy Henley, the wife of Orthofix's former Americas President Gary Henley, is the owner of Pro Ad, Inc. ("Pro Ad"), which supplies marketing and promotional materials to Orthofix Inc. and Breg. In 2005, Orthofix Inc. and Breg, combined, paid to Pro Ad, approximately $75,000 for these items.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix's accounting functions, internal controls and risk management. The Audit Committee recommends the selection of the independent auditors to the Board. The Audit Committee operates under a written charter adopted by the Board of Directors, which was filed as an appendix to our 2003 proxy statement and is available for review on our website at www.orthofix.com.

         Management is responsible for Orthofix's internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing management's assessment and opinion on the effectiveness of Orthofix's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

         The Audit Committee held 10 meetings during fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix's independent registered public accounting firm, Ernst & Young LLP. The Committee reviewed management's assessment of the effectiveness of the design and operation of Orthofix's disclosure controls over financial reporting. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix's internal controls.

         The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP management's report and the independent registered public accounting firm's report and attestation on Orthofix's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP matters required to be discussed with audit committees, including, among other things, matters related to the conduct of the audit of Orthofix's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix. When considering Ernst & Young LLP's independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

         Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix's audited financial statements be included in Orthofix's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We also recommended the selection of Ernst & Young LLP as Orthofix's independent registered public accounting firm for 2006 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix's independent registered public accounting firm for 2006.

                                                     The Audit Committee

                                                     Jerry C. Benjamin, Chairman
                                                     Thomas J. Kester
                                                     Kenneth R. Weisshaar

                             EXECUTIVE COMPENSATION

The Executive Officers

         The Company's Board of Directors considers succession-planning and related transition issues to be one of its primary responsibilities. Consistent with this philosophy, in August 2004 the Board of Directors approved a two-part plan to identify and hire an appropriate successor to Charles W. Federico. First, the Company desired to ensure the short-term availability of Mr. Federico's services to the Company during a Chief Executive Officer transition period without creating the uncertainty for Mr. Federico and the Company that would normally accompany such transition. Accordingly, on April 15, 2005 the Company entered into a new two-year employment agreement with Mr. Federico that took into account transition to a new Chief Executive Officer. Second, the Company commenced a formal search for Mr. Federico's potential successor with the intent of ensuring that such person would initially serve as Chief Operating Officer of the Company during a period of time while Mr. Federico continued to act as Chief Executive Officer. The Board of Directors believed this would provide appropriate time to evaluate a potential successor, allow the candidate to obtain a command of the business and to ensure a smooth transition to a new Chief Executive Officer as both persons would be employed by the Company and work side-by-side for an appropriate amount of time.

         The Company hired Alan W. Milinazzo as Chief Operating Officer of the Company effective as of September 6, 2005. After a period of approximately six months, in February 2006 the Board of Directors determined that its transition goals were met and it appointed Mr. Milinazzo President and Chief Executive Officer of the Company effective as of April 1, 2006. At the same time, Mr. Federico resigned as an employee of the Company but remains a director of the Company in order to ensure continuity. The Company has engaged Mr. Federico as a consultant to the Company, beginning in 2007 through 2010, to ensure the long-term availability of his extensive experience and knowledge of the Company and its markets. See "Executive Employment Agreements - Executive Employment Agreement for Charles W. Federico" and "Change in Control Agreements - Change in Control Agreement for Alan W. Milinazzo."


         These are the biographies of Orthofix's current executive officers.

James F. Gero                      Chairman of the Board of Directors

                                   Mr. Gero, 61, became Chairman of Orthofix International N.V. on January 1, 2005
                                   and has been a director of Orthofix International N.V. since 1998. Mr. Gero became a director of AME Inc. in 1990.  He is a Director of Intrusion, Inc., and
                                   Drew Industries Inc. and is a private investor.

Alan W. Milinazzo                  President and Chief Executive Officer (Effective April 1, 2006)

                                   Mr. Milinazzo, 46, joined Orthofix International N.V. in September 2005 as Chief
                                   Operating Officer.  On April 1, 2006, Mr. Milinazzo succeeded Mr. Federico as
                                   President and Chief Executive Officer.  Prior to joining Orthofix, Mr. Milinazzo was Vice President of Medtronic Inc.'s Vascular business, as well as, Vice
                                   President and General Manager of Medtronic's Coronary and Peripheral businesses.
                                   Prior to his time with Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of
                                   Marketing for SCIMED Europe.  Mr. Milinazzo brings more than 24 total years of experience in the management and marketing of medical device businesses, including positions with Aspect Medical Systems and American Hospital Supply.  He
                                   earned a bachelor's degree, cum laude, at Boston College in 1980.

Thomas Hein, CPA                   Chief Financial Officer

                                   Mr. Hein, 58, became the Chief Financial Officer of Orthofix International N.V.
                                   on July 1, 2002.  For the prior three years, Mr. Hein had been the Chief
                                   Financial Officer of Orthofix Inc., our wholly-owned U.S. subsidiary.  From 1996 to 1999, Mr. Hein was the Chief Financial Officer for Prime Vision Health Inc., a
                                   diversified


                                       12




                                   healthcare services company.  From 1988 to 1996, Mr. Hein was Vice
                                   President of Finance and Chief Financial Officer of MDT Corporation, a
                                   sterilization and hospital capital equipment company.  Previously, he held financial management positions with Metheus Corporation, Memorex Corporation and
                                   Kaiser Aetna.

Raymond C. Kolls                   Vice President, General Counsel and Corporate Secretary

                                   Mr. Kolls, 43, became Vice President, General Counsel and Corporate Secretary of
                                   Orthofix International N.V. on July 1, 2004.  Prior to joining Orthofix, Mr.
                                   Kolls was Associate General Counsel for CSX Corporation since 2001 and prior to that, he was the Deputy General Counsel for CSX Lines LLC since 1999.  Mr. Kolls began his legal career as an attorney in private practice with Morgan, Lewis &
                                   Bockius LLP.

Bradley R. Mason                   Vice President, Orthofix  and President, Breg, Inc.

                                   Mr. Mason, 52, became a Vice President of Orthofix International N.V. in December
                                   2003 upon the acquisition of Breg, Inc.  He is also the President of Breg, Inc., which he founded in 1989 with five other principal shareholders.  Mr. Mason has over 20 years of experience in the medical device industry, some of which were spent with dj Orthopedics (formally DonJoy) where he was a founder and held the position of Executive Vice President.  Mr. Mason is the named inventor on 35 issued patents in the orthopedic product arena with several other patents pending.

Charles W. Federico                Former President and Chief Executive Officer (Effective Until April 1, 2006)

                                   Mr. Federico, 57, became a Director of Orthofix International N.V. in October
                                   1996 and was the President of Orthofix Inc. from October 1996 to January 1,
                                   2002.  On January 1, 2001, Mr. Federico was appointed President and Chief
                                   Executive Officer of Orthofix International N.V.  From 1985 to 1996, Mr. Federico
                                   was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.).  From
                                   1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as
                                   Director of Marketing and subsequently as General Manager.  Previously, he held management and marketing positions with General Foods Corporation, Air Products
                                   Corporation, Puritan Bennett Corporation and LSE Corporation.  Effective April 1,
                                   2006, Mr. Federico resigned as President and Chief Executive Officer of Orthofix
                                   International N.V., but will remain a director and beginning on April 15, 2007 will commence providing consulting services to Orthofix International N.V.


Executive Compensation Summary

         The following table sets forth the compensation paid or accrued by us during the fiscal years ended December 31, 2005, 2004 and 2003 to, or on behalf of, the individual who served as our Chief Executive Officer during 2005, our five most highly compensated executive officers other than the Chief Executive Officer as of December 31, 2005 and our current Chief Executive Officer. We refer to these officers collectively as the "named executive officers."


------------------------------------------------------------------------------------------------------------------------
                                              Summary Compensation Table

                                                                                          Long Term
                                                   Annual Compensation                  Compensation
                                      -----------------------------------------------  ----------------

                                                                                          Number of
                                                                       Other Annual        Shares
                                                                       Compensation      Underlying       All Other
     Name and Principal Position        Year   Salary ($)  Bonus ($)     ($) (1)         Options (#)  Compensation ($)
------------------------------------------------------------------------------------------------------------------------

Charles W. Federico ................    2005      478,407   172,227         -0-              35,000         12,332   (3)
Former Chief Executive Officer and      2004      481,921    48,224         -0-              34,400         12,143
President (2)                           2003      450,944   171,755         -0-              30,000         11,355

Alan W. Milinazzo...................    2005      113,769    36,720     112,908  (5)         60,000            127   (6)
Chief Executive Officer and             2004          -0-       -0-         -0-                 -0-            -0-
President,                              2003          -0-       -0-         -0-                 -0-            -0-
Former Chief Operating Officer (4)

Thomas Hein ........................    2005      257,500    84,160         -0-              20,000          9,466   (7)
Chief Financial Officer                 2004      258,469    45,000         -0-              13,800          9,266
                                        2003      239,099   100,000         -0-              10,000          8,979

Gary Henley.........................    2005      286,340   142,862         -0-              20,000          9,615   (9)
Former Senior Vice President            2004      288,446    36,120         -0-              14,500          9,415
and President, Americas Division (8)    2003      269,673   133,000         -0-              10,000          8,603

Galvin Mould .......................    2005      274,223    25,344      41,059 (11)         12,100         29,405  (12)
Former Vice President and President,    2004      273,723    11,500      37,773 (13)         13,300         28,570
International Division (10)             2003          -0-       -0-         -0-                 -0-            -0-

Bradley R. Mason ...................    2005      255,068       -0-         -0-              20,000          1,020  (14)
Vice President and President,           2004      253,630    53,000         -0-                 -0-          1,020
Breg Division                           2003      422,300   249,536         -0-             150,000          1,020

Raymond C. Kolls ...................    2005      206,000    61,912         -0-              13,300          8,586  (16)
Vice President, General Counsel         2004      101,538    15,000      84,877 (17)         15,000             76
and Corporate Secretary (15)            2003          -0-       -0-         -0-                 -0-            -0-

------------------------------------------------------------------------------------------------------------------------

(1) Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) Effective April 1, 2006, Mr. Federico resigned as President and Chief Executive Officer, but will remain a director of the Company and beginning on April 15, 2007 will commence providing consulting services to the Company. See "Executive Employment Agreements - Executive Employment Agreement for Charles W. Federico."

(3) Amount shown consists of $8,400 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $3,932 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(4) On April 1, 2006, Mr. Milinazzo succeeded Mr. Federico as President and Chief Executive Officer.

(5) Amount shown consists $3,600 for car allowance and $109,308 for relocation expenses.

(6) Amount shown consists of $127 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(7) Amount shown consists of $8,400 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $1,066 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(8) Effective April 4, 2006, Mr. Henley voluntarily terminated his employment with the Company. See "Executive Employment Agreements - Executive Employment Agreement for Gary Henley."

(9) Amount shown consists of $8,400 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $1,216 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(10) Mr. Mould's employment with the Company terminated pursuant to the terms of an agreement effective as of February 23, 2006. See "Settlement Agreement for Galvin Mould."

(11)     Amount shown consists of $41,059 for automobile and fuel allowances.

(12) Amount shown consists of $20,565 for contributions to a private retirement plan and $8,840 for insurance premiums paid by, or on behalf of, the Company with respect to private health insurance.

(13)     Amount shown consists of $37,773 for automobile and fuel allowances.

(14) Amount shown consists of $750 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $270 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(15) Mr. Kolls joined the Company as its Vice President, General Counsel and Corporate Secretary on July 1, 2004.

(16) Amount shown consists of $8,400 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $186 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(17) Amount shown consists $5,400 for car allowance and $79,477 for relocation expenses.

Stock Options

         The following table contains information regarding option grants by us to our named executive officers during the fiscal year ended December 31, 2005.

----------------------------------------------------------------------------------------------------------------------
                                          Option Grants in Last Fiscal Year

                                                                           Individual Grants
                                                  --------------------------------------------------------------------

                                   Number of            % of Total
                                   Securities            Options
                                   Underlying      Granted to Employees    Exercise or    Expiration     Grant Date
                                Options Granted             in             Base Price                  Present Value
             Name                   (#) (1)            Fiscal Year        ($/Share)(2)       Date         ($) (3)
------------------------------- ----------------- ----------------------- -------------- ------------- ---------------
Charles W. Federico .......          35,000                6.9                43.04        06/30/15        521,262
Alan W. Milinazzo .........          60,000               11.8                46.33        09/01/15        961,896
Thomas Hein ...............          20,000                3.9                43.04        06/30/15        297,864
Gary Henley ...............          20,000                3.9                43.04        06/30/15        297,864
Galvin Mould ..............          12,100                2.4                43.04        06/30/15        180,208
Bradley R. Mason ..........          20,000                3.9                43.04        06/30/15        297,864
Raymond C. Kolls...........          13,300                2.6                43.04        06/30/15        198,080
------------------------------- ----------------- ----------------------- -------------- ------------- ---------------

(1)     All option grants to the named executive officers were made pursuant to our 2004 Long Term Incentive Plan and have a ten-year term.  Options vest and become exercisable over three years in equal annual one-third increments from the option grant date.
(2)     All options were granted to the named executive officers at an exercise price equal to the fair market value of the underlying stock on the date of grant.
(3)     This estimated hypothetical value is based on a Black-Scholes option pricing valuation model in accordance with SEC rules.
        We used the following assumptions in estimating this value:  expected option term, 4.5 years; risk-free interest rate,
        3.5%; expected volatility, 35%; and an expected dividend yield of 0%.


Option Exercises and Year-End Option Values

         The following table provides information about the number of our shares of common stock issued upon the exercise of options by our named executive officers during the fiscal year ended December 31, 2005, and the value realized by our named executive officers. The table also provides information about the number and value of our options held by our named executive officers at December 31, 2005.


-----------------------------------------------------------------------------------------------------------------------------------
                                       Aggregated Option Exercises in Last Fiscal Year and
                                                  Fiscal Year-End Option Values

                                 Number of                      Number of Securities Underlying     Value of Unexercised In-the-
                              Shares Acquired       Value        Unexercised Options at Fiscal      Money Options at Fiscal Year
            Name              on Exercise (#)   Realized ($)              Year End (#)                       End($) (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Exercisable     Unexercisable      Exercisable     Unexercisable
Charles W. Federico ......            -0-              -0-         211,468          87,932           4,452,012         329,310
Alan W. Milinazzo ........            -0-              -0-             -0-          60,000                 -0-             -0-
Thomas Hein ..............         20,000          622,173          39,601          39,199             566,410         116,359
Gary Henley ..............         50,000        1,381,860           4,834          39,666              20,132         117,353
Galvin Mould .............          4,000          141,327           7,434          57,716              79,950         485,692
Bradley R. Mason .........            -0-              -0-          15,000         155,000              28,350         255,150
Raymond C. Kolls .........            -0-              -0-             -0-          28,300                 -0-          22,350
-----------------------------------------------------------------------------------------------------------------------------------

(1)      Based on the closing price of common stock, as reported on the Nasdaq  National Market, at December 31, 2005, which was
         $39.89 per share.




Equity Compensation Plan Information

         We maintain three equity compensation plans, the Staff Share Option Plan (including the Performance Accelerated Stock Option program), the 2004 Long Term Incentive Plan and the Employee Stock Purchase Plan, each of which has been approved by our shareholders. We no longer grant awards under the Staff Share Option Plan (including the Performance Accelerated Stock Option program). We have also granted inducement stock option awards (described below) that are not required to be approved by our shareholders.

         The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2005.


----------------------------------------------------------------------------------------------------------------------
                                                (a)                        (b)                         (c)

                                                                                              Number of Securities
                                                                                             Remaining Available for
                                                                                              Future Issuance Under
                                      Number of Securities to   Weighted-Average Exercise      Equity Compensation
                                      Be Issued upon Exercise      Price of Outstanding         Plans (Excluding
                                      of Outstanding Options,     Options, Warrants and      Securities Reflected in
           Plan Category              Warrants and Rights (#)             Rights                 Column (a)) (#)
------------------------------------ -------------------------- --------------------------- --------------------------
Equity Compensation Plans Approved
by Security Holders                       1,744,199 (1)                   $31.33                   1,321,841 (2)
------------------------------------ -------------------------- --------------------------- --------------------------
Equity Compensation Plans Not
Approved by Security Holders                200,000 (3)                   $38.00                         -0-
------------------------------------ -------------------------- --------------------------- --------------------------
Total                                     1,944,199                       $32.02                   1,321,841
----------------------------------------------------------------------------------------------------------------------


                                       17




(1)   Options were granted pursuant to the following plans:  the Staff Share Option Plan (including the Performance Accelerated
      Stock Option program) and the 2004 Long Term Incentive Plan.  As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan (including the Performance Accelerated Stock Option program).

(2)   Included are 171,408 registered shares available for issuance pursuant to the Employee Stock Purchase Plan and 1,150,433 registered shares available for grant under the 2004 Long Term Incentive Plan.

(3)   On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executives of Breg, Inc.  These option grants were not approved by shareholders, and were granted in reliance on the
      NASD exception to shareholder approval for equity grants to new hires.  The exercise price was fixed at $38.00 per share on
      November 20, 2003, which was the date we announced the agreement to acquire Breg, Inc.  The inducement grants include both service-based and performance-based vesting provisions.  Under the service-based provisions, subject to the continued
      employment of the executive, the inducement grants become 100% non-forfeitable and exercisable on the fourth anniversary of the grant date.  Vesting of a portion of the options under the inducement agreement will be accelerated if certain stock price targets are achieved.  The performance-based vesting provisions generally provide for the vesting of one-fifth of the inducement grants for each $5.00 increase in the price of our common stock above $40.00 per share.  The total number of shares eligible for the accelerated vesting on an annual basis is limited to 25% of the number of shares subject to the inducement grants with a cumulative carryover for the unvested portion of shares eligible for accelerated vesting for each of the prior years.  Prior to the expiration of the term of the options, only one-half of the vested options can be exercised in any one year.




Executive Employment Agreements

         Executive Employment Agreement for Charles W. Federico

         On April 15, 2005, together with our subsidiary, Orthofix Inc., we entered into a new employment agreement with Mr. Federico for him to continue to serve at that time as our President and Chief Executive Officer. The agreement was part of the Company's transition plan to secure Mr. Federico's short-term employment during the anticipated hiring of a new Chief Executive Officer. The agreement was amended on December 29, 2005 in order to comply with Section 409A under the Internal Revenue Code. The agreement provided for a two-year employment term and superseded and terminated his prior employment agreement dated July 1, 2001. Pursuant to the terms of the agreement, the base salary for Mr. Federico was $464,472.96 and he received an annual bonus of $172,227 for 2005, which was paid in March 2006. On February 16, 2006, the Company appointed Alan W. Milinazzo to succeed Mr. Federico as President and Chief Executive Officer of the Company effective April 1, 2006 Mr. Federico resigned his employment from the Company for good reason (as such term is defined in the agreement) as of the same date. While Mr. Federico is no longer an employee, he remains a director of the Company and beginning on April 15, 2007 will provide consulting services to the Company as described below.

         As a result of his termination for good reason prior to expiration of the two-year employment term, on October 1, 2006 the Company will pay Mr. Federico a lump sum severance amount of $498,340, representing his highest monthly base salary in effect in the preceding three years multiplied by the
12.5 months remaining in the employment term. In addition, under the terms of the agreement and the Company's bonus plan, Mr. Federico will be entitled to a pro rata bonus in 2007 for his service to the Company through April 1, 2006 to the extent he would otherwise be entitled to a bonus. This bonus is not expected to exceed $65,000 and would be paid on the date in 2007 that bonuses are paid to other senior executives of the Company. Mr. Federico and his dependents will continue to receive employee welfare benefits (or their monetary value) until April 15, 2007, which will be extended during the consulting period described below. Mr. Federico is now also fully vested in any outstanding unvested options he held as of April 1, 2006 (approximately 87,932 options) and he is entitled to exercise these options until the earlier of: (1) the date on which the options would otherwise expire (for reasons other than the termination of his employment) by their original terms or (2) the later to occur of (a) the 15th day of the third month following the options' final exercise date or (b) December 31st of the calendar year that includes the options' final exercise date. The options' final exercise date means the date the options would otherwise have expired based on the terms of the options at their original grant date and disregarding any subsequent extension thereof.

         Under the agreement, Mr. Federico will provide the Company consulting services to the Company beginning on April 15, 2007 and ending on December 31, 2010. During such time the Company would pay Mr. Federico (1) $50,000 per year so long as he remains a director of the Company and (2) $110,000 per year during such time as he provides consulting services, but is not a director. In addition, Mr. Federico and his dependents will be entitled to group health benefits (or the financial equivalent thereof) during the consulting period. He will also be provided with secretarial support in order to assist him in the performance of his consulting duties.

         The employment agreement contains non-solicitation covenants that extend until Apri1 15, 2009, a non-competition covenant that remains in effect until April 15, 2007 and a confidentiality restrictive covenant that lasts indefinitely. Mr. Federico is required to extend such restrictive covenants in writing through the period of any post-termination consulting agreement and for one year following the end of the consulting period as a condition to his providing consulting services to the Company.

         Executive Employment Agreement for Thomas Hein

         We entered into an employment agreement with Mr. Hein as of March 1, 2003 through our subsidiary, Orthofix Inc. Mr. Hein serves as our Chief Financial Officer. The initial term of the agreement is two years with automatic one-year renewals on the second and third anniversaries of the agreement unless either party notified the other party of its intention not to renew prior to a renewal period as set forth in the agreement. Under this agreement, the executive is entitled to base salary and bonus as determined by our Board of Directors. The agreement provides annual base salary of at least $231,000, which may only be decreased if such decrease is a result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers (but may not be decreased below $231,000). For 2005, the base salary of Mr. Hein was $258,469. In addition, for 2005, Mr. Hein received an annual bonus of $84,160.

         If the executive is terminated without cause (as such term is defined in the agreement), he is entitled to receive a lump sum payment equal to: (1) the average of his base salary at the highest rate in effect in the 90-day period immediately before the termination and his base salary for the year preceding the termination and (2) the average of his annual bonuses for the two years before the year in which the termination occurs. Upon a resignation for good reason (as such term is defined in the agreement), the executive is entitled to half the amount that he would receive had he been terminated without cause. In addition, the executive and his family will be entitled to continuation of their welfare benefits for up to one year following their termination without cause or resignation for good reason. Similarly, any stock options held by the executive will remain outstanding for at least one year following a termination without cause and six months following a resignation for good reason. We are also required to provide the executive with reimbursement for outplacement services of up to $20,000 upon a termination without cause or resignation for good reason.

         If there is a change in control of the Company (as such term is defined in the agreement), (1) the agreement automatically extends for one year from the date of the change in control (unless the then current term is greater than one year), (2) all stock options and stock appreciation rights will vest automatically and (3) any forfeiture provisions included in the executives' restricted stock awards will immediately lapse. In addition, in the event that the executive is terminated without cause or resigns for good reason following a change in control, the individual is entitled to receive a lump sum payment equal to: (1) the greater of (a) the average of his annual base salary at the highest rate in effect in the 90-day period immediately before the termination and his annual base salary for the year preceding the termination and (b) the average of his annual base salary in effect immediately before the change in control and his annual base salary for the year preceding the change in control;
(2) the greater of (x) the average of his annual bonuses for the two years before the year in which the termination occurs and (y) the average of his annual bonuses for the two years before the year in which the change in control occurs; and (3) the executive's annual automobile allowance. The agreement also provides that, in the event that any payments made to the executive, constitutes an "excess parachute payment" under Section 280G of the Internal Revenue Code, then the amount to be paid to the executive will be reduced so that no excess parachute payment exists.

         The agreement contains a non-competition provision that lasts for one year following a termination of employment to the extent Mr. Hein has received, or will be receiving, any payments or benefits pursuant to the agreement, and confidentiality and assignment of inventions provisions that last indefinitely. We guarantee the obligations of Orthofix Inc. under the agreement.

         Executive Employment Agreement for Gary Henley

         We entered into an employment agreement with Mr. Henley effective as of March 1, 2003 through our subsidiary, Orthofix Inc. Under the agreement, Mr. Henley served as Senior Vice President and President of the Americas Division of Orthofix. The agreement had an initial term of two years with automatic one-year renewals on the second and third anniversaries of the agreement unless either party notified the other party of its intention not to renew prior to a renewal period as set forth in the agreement. The agreement automatically renewed on March 1, 2006 for its final year. The agreement was substantially the same as that of Mr. Hein except for certain items particular to Mr. Henley, including title, and level of pay. Pursuant to the terms of the agreement, for 2005 the base salary of Mr. Henley was $297,140 and Mr. Henley received an annual bonus of $142,862, which was paid in March 2006. Mr. Henley resigned his employment from the Company effective as of April 4, 2006. The agreement contains a non-competition provision that lasts for one year following a termination of employment to the extent Mr. Henley has received, or will be receiving, any payments or benefits pursuant to the agreement, and confidentiality and assignment of inventions provisions that last indefinitely. We guarantee the obligations of our subsidiary, Orthofix Inc., under the agreement.

         As a result of his ceasing to be an employee, Mr. Henley's full recourse promissory note dated January 10, 2002, in favor of the Company in the original principal amount of $145,200.00 matured. The note was originally due on January 10, 2007 and bore interest at a rate of 3.97% per year. The note was secured by shares of Mr. Henley in OrthoRx, Inc. See "Indebtedness of Management."

         Executive Employment Agreements for Bradley R. Mason

         We entered into an employment agreement with Mr. Mason effective as of December 30, 2003. Mr. Mason serves as the President of Breg, Inc. The initial term of the agreement is two years with automatic one-year renewals on the second and third anniversaries of the agreement unless either party notified the other party of its intention not to renew prior to a renewal period as set forth in the agreement. Under the agreement, Mr. Mason is entitled to a base salary and a bonus as determined by our Board of Directors. The agreement provides for an annual base salary of at least $250,000, which may only be decreased if such decrease is a result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers. For 2005, the base salary of Mr. Mason was $258,469 and he received no annual bonus. Under Mr. Mason's employment agreement, he was granted an inducement stock option award to purchase 150,000 shares of common stock of the Company in accordance with the terms and conditions specified in the Performance Accelerated Stock Option Inducement Agreement, which is described below.

         If Mr. Mason's employment is terminated without cause, he is entitled to receive a lump sum payment equal to: (1) the average of his annual base salary at the highest rate in effect in the 90-day period immediately before the termination and his annual base salary for the year preceding the termination; and (2) the average of his annual bonuses for the two years before the year in which the termination occurs. Upon a resignation for good reason (as such term is defined in the agreement), Mr. Mason is entitled to half the amount that he would receive had he been terminated without cause. In addition, Mr. Mason will be entitled to continuation of his welfare benefits for up to one year following his termination without cause or resignation for good reason. Similarly, any stock options held by Mr. Mason will remain outstanding for the lesser of one year of his securing new employment following a termination without cause and six months following a resignation for good reason (provided, however, that the inducement stock award granted to him will be governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement). We are also required to provide Mr. Mason with reimbursement for outplacement services of up to $20,000 upon a termination without cause or resignation for good reason.

         If there is a change in control (as such term is defined in the agreement) of the Company: (1) the term of the agreement automatically extends for one year from the date of the change in control (unless the then current term is greater than one year); (2) all stock options and stock appreciation rights will vest automatically (provided, however, that the inducement stock award granted to Mr. Mason will be governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement); and (3) any forfeiture provisions included in Mr. Mason's restricted stock awards will immediately lapse. In addition, in the event that Mr. Mason is terminated without cause or resigns for good reason following a change in control, he is entitled to receive a lump sum payment equal to: (1) the greater of (a) the average of his annual base salary at the highest rate in effect in the 90-day period immediately before the termination and his annual base salary for the year preceding the termination and (b) the average of his annual base salary in effect immediately before the change in control and his annual base salary for the year preceding the change in control; (2) the greater of (x) the average of his annual bonuses for the two years before the year in which the termination occurs and (y) the average of his annual bonuses for the two years before the year in which the change in control occurs; and (3) his annual automobile allowance. The agreement also provides that, in the event that any payments made to Mr. Mason constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, then the amounts to be paid to him will be reduced so that no excess parachute payments exist.

         If Mr. Mason's employment is terminated for cause (as such term is defined in the agreement) or due to death, disability or retirement, Mr. Mason will not be entitled to the foregoing benefits. If Mr. Mason's employment is terminated (for any reason by either party), then he shall relinquish his equity interest of 0.1% in Breg Mexico S. de R.I. de C.V. to the Company for no consideration.

         The agreement contains a non-competition provision that lasts for one year following a termination of employment to the extent Mr. Mason has received, or will be receiving, any payments or benefits pursuant to the agreement, and confidentiality and assignment of inventions provisions that last indefinitely. In addition, the agreement also contains a no solicitation of clients, customers and employees provision that lasts for two years following a termination of employment for any reason.

         Performance Accelerated Stock Option Inducement Agreement with Bradley Mason

         On December 30, 2003, in conjunction with the acquisition of Breg, Inc., Mr. Mason was granted an inducement stock option award pursuant to a Performance Accelerated Stock Option Inducement Agreement, whereby Mr. Mason received the option to purchase 150,000 shares of common stock of the Company. The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date we announced our decision to acquire Breg, Inc. The inducement grant includes both service-based and performance-based vesting provisions. Under the service-based provisions, subject to the continued employment of Mr. Mason, the inducement grant becomes 100% fully-vested on the fourth anniversary of the grant date. Vesting of a portion of the options under the inducement agreement will be accelerated if certain stock price targets are achieved. The performance-based vesting provisions generally provide for the vesting of one-fifth of the inducement grant for each $5.00 increase in the price of our common stock above $40.00 per share. The total number of shares eligible for the accelerated vesting on an annual basis is limited to 25% of the total number of shares under the inducement grant plus any unvested shares, if any, that would have vested if performance targets had been met in prior years. Prior to the expiration of the term of the options, only one-half of the vested options can be exercised in any one year. As of December 31, 2005, 10% of the options granted under the inducement grant had vested.

Change in Control Agreements

         Change in Control Agreement for Alan W. Milinazzo

         We entered into a change of control agreement with Alan W. Milinazzo effective as of September 1, 2005 through our subsidiary, Orthofix Inc. Mr. Milinazzo served as Chief Operating Officer of Orthofix International N.V. from September 6, 2005 until April 1, 2006, when he succeeded Mr. Federico as President and Chief Executive Officer. The agreement provides that if, during Mr. Milinazzo's employment, his employment is terminated without cause prior to or during a change in control period or he resigns for good reason during a change in control period (as such terms are defined in the agreement), Mr. Milinazzo will be entitled to certain payments and benefits. Those payments and benefits are as follows: (1) a lump sum severance payment equal to the sum of Mr. Milinazzo's average annual base salary; (2) immediate vesting of 10,000 previously granted stock options that Mr. Milinazzo specifies in writing, with any other stock options or other stock awards remaining subject to their original terms of grant; and (3) continuation of basic employee group welfare benefits (but not pension, retirement or similar compensatory benefits) for him and his dependents substantially similar to those being received immediately prior to termination for the lesser of one year after termination or until Mr. Milinazzo secures new employment.

         The agreement also contains a non-competition restrictive covenant for the one-year period following termination of employment to the extent Mr. Milinazzo has received, or will be receiving, any payments or benefits pursuant to the agreement. The agreement provides that, in the event that any payments made to Mr. Milinazzo, constitutes "excess parachute payments" under Section 280G of the Internal Revenue Code, then the amounts to be paid to Mr. Milinazzo will be reduced so that no excess parachute payments exists. We guarantee the obligations of our subsidiary, Orthofix Inc., under the agreement.

         Change in Control Agreement for Raymond C. Kolls

         We entered into a change of control agreement with Raymond C. Kolls effective as of February 18, 2005 through our subsidiary, Orthofix Inc. Mr. Kolls serves as Vice President, General Counsel and Corporate Secretary of Orthofix International N.V. The agreement provides that if, during Mr. Kolls' employment, his employment is terminated without cause or he resigns for good reason during a change in control period (as such terms are defined in the agreement), Mr. Kolls will be entitled to certain payments and benefits. Those payments and benefits are as follows: (1) a lump sum severance payment equal to the sum of Mr. Kolls' average annual base salary, average annual incentive compensation and annual automobile allowance; (2) immediate vesting of previously granted stock options and stock appreciation rights, if any, and immediate lapse of any risk of forfeiture included in any restricted stock grants, if any; and (3) continuation of basic employee group welfare benefits (but not pension, retirement or similar compensatory benefits) for him and his dependents substantially similar to those being received immediately prior to termination for the lesser of one year after termination or until Mr. Kolls secures new employment.

         The agreement also contains a non-competition restrictive covenant for the one-year period following termination of employment to the extent Mr. Kolls has received, or will be receiving, any payments or benefits pursuant to the agreement. The agreement provides that, in the event that any payments made to Mr. Kolls, constitutes "excess parachute payments" under Section 280G of the Internal Revenue Code, then the amounts to be paid to Mr. Kolls will be reduced so that no excess parachute payments exists. We guarantee the obligations of our subsidiary, Orthofix Inc., under the agreement.

Settlement Agreement for Galvin Mould

         Intavent Orthofix Limited, our wholly-owned subsidiary, entered into a settlement agreement with Galvin Mould effective as of February 23, 2006 in connection with his resignation from the Company. The agreement terminated Mr. Mould's employment and his employment agreement dated April 22, 1999. Mr. Mould served as the President of the International Division of Orthofix International N.V. since January 1, 2004. Under the agreement, Mr. Mould was entitled to his salary accrued up to the resignation date, his bonus entitlement of $25,344 under an incentive compensation plan, additional compensation for termination of employment of (pound)214,250 and an additional sum of (pound)34,973 in exchange for agreeing to certain restrictions, including confidentiality and non-compete covenants and an agreement not to solicit clients, customers and employees for six months following his resignation. Intavent Orthofix Limited also will maintain Mr. Mould's medical insurance coverage until February 22, 2007, which coverage is valued at (pound)4,836. Mr. Mould agreed to release any claims against Intavent Orthofix Limited or any of its holding companies, parents or subsidiaries.

Indebtedness of Management

         On January 10, 2002 we entered into full-recourse loans with Charles W. Federico and Gary Henley, each with a principal amount of $145,200. The loans were entered into to assist the executives in purchasing shares of OrthoRx Inc. common stock. Each loan has an annual interest rate of 3.97%, compounded annually and matures on the earlier of (1) January 10, 2007 and (2) the date that the executive ceases to be our employee, officer or director. The loans are secured by stock pledge agreements covering shares of OrthoRx Inc. common stock owned by Messrs. Federico and Henley. As of December 31, 2005, no payments had been made on either of the loans, and the aggregate amount outstanding under each of the loans, including accrued interest, was $169,668. As a result of Mr. Henley ceasing to be an employee, the promissory note evidencing his loan matured on April 4, 2006.

Compensation Committee Interlocks and Insider Participation

         During 2005, the Compensation Committee of our Board of Directors consisted of four members, Thomas J. Kester, Guy J. Jordan, Stefan Widensohler and Walter P. von Wartburg all of who satisfy the independent director standards as defined by current Nasdaq rules and are "independent directors" for purpose of Rule 162(m) of the U.S. Internal Revenue Code, and are "non-employee directors" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. No interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended, exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

         Mr. Peter Hewett, a non-employee director, also serves as Deputy Chairman, a consultant to the Company and as Chairman of Orthofix Inc.'s Board of Directors. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2005, we paid $153,375 in consulting fees to Mr. Hewett, which is in addition to his director fees of $55,000. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2006, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for our compensation policies and establishing and approving all elements of compensation for executive officers. The Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding the compensation of directors, executive officers (including our Chief Executive Officer) and key employees. The Compensation Committee acts under a written charter adopted by the Board of Directors, which is available for review on our website at www.orthofix.com.

         In 2005, the Compensation Committee of the Board of Directors was composed of Messrs. Kester, Jordan, Widensohler and von Wartburg, each of whom was an independent, non-employee, non-affiliated director during the period in which they were a member of the Compensation Committee. During 2005, Mr. Kester served as Chairman of the Compensation Committee. The Compensation Committee, as composed during 2005, furnished the following report on executive compensation for 2005 and made all determinations with respect to executive officer compensation for fiscal year 2005.

Overview

         The Compensation Committee believes that executive compensation programs should be designed to attract, retain and motivate executive officers and key employees, while enhancing and increasing shareholder value. We accomplish this through incentive compensation plans that link executive and staff compensation to our overall Company performance, thereby aligning their interests with the interests of our shareholders.

         Our compensation program for our executive officers and key employees consists of three major components: (1) annual salary; (2) performance-based incentives in the form of cash bonuses; and (3) long-term equity-based incentives. The Compensation Committee determines what portion of an executive's compensation should be in the form of salary, performance-based cash bonus and equity-based compensation. Long-term equity-based compensation for executive officers and key employees is in the form of stock options that have been granted under our Staff Share Option Plan (including the Performance Accelerated Stock Option Program) and the 2004 Long Term Incentive Plan.

         It is the Compensation Committee's objective to provide incentives that promote both short-and-long-term objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives in the form of cash bonuses, while long-term equity-based incentive grants encourage executives to focus on the Company's long-term goals. These incentives are based on financial objectives that are important to the Company including revenue and earnings growth both on an absolute basis and against pre-established performance goals and the creation of shareholder value. The compensation program also accounts, to a lesser degree, for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

         In 2004 the Company engaged an outside executive compensation and benefits consulting firm, to assist the Company with a review of its compensation program, philosophy and long-term incentive practices for senior management positions. The executive compensation review included Board and executive interviews combined with a market analysis of a select group of peer organizations using publicly available proxy statements as well as published survey data sized to reflect our annual revenues. The peer group was reviewed and confirmed by both executive management and the Compensation Committee. In early 2006, the Compensation Committee requested the outside firm to update its original analysis.

The Company's compensation philosophy is oriented to reflect a "pay-for-performance" outlook based around the following pay structure philosophy assuming that the Company meets or exceeds its performance goals:

Pay Element                                    Market Position              Rationale
-----------------------------------------------------------------------------------------------------
Annual Salary                                  50th Percentile      "Competitive" annual salary
                                                                    levels.

Target Total Cash (1)                          75th Percentile      Opportunity for greater than
                                                                    "Competitive" cash compensation
                                                                    if performance exceeds
                                                                    expectations.

Target Total Direct Compensation (2)       60th to 75th Percentile  Long-term incentive plus total
                                                                    cash must align with
                                                                    shareholder interest and reward
                                                                    long-term performance.



  _______________
(1)      Total cash compensation equals annual salary plus incentive cash bonus.

(2) Total direct compensation equals total cash plus annualized expected value of long-term incentives.

Annual Salary

         The Compensation Committee makes annual determinations with respect to executives' salaries. In making these decisions, the Compensation Committee reviews each executive's performance, the market compensation levels for comparable positions, our performance goals and objectives and other relevant information.

Performance-Based Incentives

         The Compensation Committee believes that a portion of the compensation for each executive should be in the form of annual performance-based incentives. Short-term incentives, such as the annual cash bonus programs tie executive compensation to the Company's financial performance as well as individual performance in specified areas. The Compensation Committee establishes Company-wide and business segment performance goals and targets at the beginning of each fiscal year.

         The Committee does not exclusively use a fixed formula in determining incentive awards. Instead it exercises discretion in light of pre-established goals and in view of its compensation objectives to determine individual incentive award amounts.

         For 2005, the Compensation Committee set sales attainment, income attainment and individual objective goals. Incentive payments were funded based upon performance levels attained against these goals as well as upon Committee judgment. Messrs. Kester, Jordan, Widensohler and von Wartburg participated in the determination of the cash bonus amounts to be paid to the executive officers for their performance and services during fiscal year 2005.

Long-Term Incentives

         The goal of our equity incentive plans is to create an ownership interest in the Company in order to align the interests of executives with shareholders, to more closely tie executive compensation to Company performance, and to create long-term performance and service incentives for executives and key employees. Pursuant to our 2004 Long Term Incentive Plan, 508,500 stock options were granted in 2005 to our employees, including our executive officers and to certain of our independent directors. Employee grants under our 2004 Long Term Incentive Plan are based on the employee's performance and his or her anticipated contributions to the achievement of our goals and objectives.

Other Compensation

         Executive management members participate in the Company's defined contribution plans and our Employee Stock Purchase Plan on the same basis as other similarly situated employees.

Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code, limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met. To the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code. Compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code. If compliance with
Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our stockholders, the Compensation Committee will abide by our compensation philosophy.

Chief Executive Officer Compensation

         The base salary for Charles W. Federico, our Group President and Chief Executive Officer in 2005 was $478,407 and his annual cash bonus was $172,227. In addition, he was granted 35,000 options. The Compensation Committee determined the foregoing compensation of Mr. Federico based on the policies described above for all executive officers. In determining the incentive compensation awards for Mr. Federico, the Compensation Committee considered both our performance, as measured by specific targets and performance objectives, as well as Mr. Federico's leadership role in the achievement of these targets and objectives as outlined in the discussion above. In all such determinations, the Committee also considered transition issues related to the Board of Directors' 2005 succession planning efforts. For a description of succession planning and the employment agreement for Mr. Federico, see introduction to "Executive Compensation" and "Executive Employment Agreements - Executive Employment Agreement for Charles W. Federico" above.

                                                     The Compensation Committee

                                                     Thomas J. Kester
                                                     Guy J. Jordan
                                                     Stefan Widensohler
                                                     Walter P. von Wartburg















This information contained in the Report of the Compensation Committee on Executive Compensation above shall not be deemed to be "soliciting material" or to be "filed" with the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

                                PERFORMANCE GRAPH

         The graph below compares the five-year total return to shareholders for Orthofix common stock with the comparable return of two indexes: the NASDAQ Stock Market and NASDAQ stocks for Surgical, Medical, and Dental Instruments and Supplies.

         The graph assumes that you invested $100 in Orthofix common stock and in each of the indexes on December 29, 2000. Points on the graph represent the performance as of the last business day of each of the years indicated.

                Comparison of Five-Year Cumulative Total Returns
                Performance Graph for Orthofix International N.V.



                                                           [Object omitted]

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Legend

   Symbol         CRSP Total Returns Index for:                            12/2000  12/2001  12/2002  12/2003   12/2004  12/2005
   ------         -----------------------------                            -------  -------  -------  -------   -------  -------

              ||  Orthofix International N.V.                               100.0    194.0     147.2    256.1     204.3    208.6
              *   Nasdaq Stock Market (US & Foreign)                        100.0     78.9      54.3     81.8      89.1     91.1
              //  NASDAQ Stocks (SIC 3840-3849 US & Foreign)                100.0    109.9      88.9    131.6     154.1    169.2
                  Surgical, Medical, and Dental Instruments and Supplies

   Notes:
              A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
              B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
              C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
              D.  The index level for all series was set to $100.00 on 12/29/2000.
-----------------------------------------------------------------------------------------------------------------------------------
              Prepared by CRSP (www.crsp.uchicago.edu), Center for research in Security Prices, Graduate School of Business, The
              University of Chicago. Used with permission. All rights reserved.


         None of the Report of the Compensation Committee, the Report of the Audit Committee or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act, as from time to time in effect, or under the Exchange Act, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The current term of office for all of our directors expires at the 2006 annual general meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and/or until their successors have been elected.

         We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual general meeting.

Directors Standing for Election

James F. Gero                Chairman of the Board of Directors

                             Mr. Gero, 61, became Chairman of Orthofix
                             International N.V. on January 1, 2005 and has been a Director of Orthofix International N.V. since 1998. Mr. Gero became a Director of AME Inc. in 1990. He is a Director of Intrusion, Inc., and Drew Industries Inc. and is a private investor.

Peter J. Hewett              Deputy Chairman

                             Mr. Hewett, 70, was appointed Deputy Chairman of the Board of Directors in 2005 and has been a non-executive Director of Orthofix International N.V. since March 1992. He was the Deputy Group Chairman of Orthofix International N.V. between March 1998 and December 2000. Previously, Mr. Hewett served as the Managing Director of Caradon Plc, Chairman of the Engineering Division, Chairman and President of Caradon Inc., Caradon Plc's U.S. subsidiary and a member of the Board of Directors of Caradon Plc of England. In addition, he was responsible for Caradon Plc's worldwide human resources function, and the development of its acquisition opportunities.

Charles W. Federico          Director

                             Mr. Federico, 57, became a Director of Orthofix International N.V. in October 1996 and was the President of Orthofix Inc. from October 1996 to January 1, 2002. On January 1, 2001, Mr. Federico was appointed President and Chief Executive Officer of Orthofix International N.V. From 1985 to 1996, Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation. Effective April 1, 2006, Mr. Federico resigned as President and Chief Executive Officer of Orthofix International N.V. but will remain a Director of the Company.

Robert Gaines-Cooper         Director

                             Mr. Gaines-Cooper, 68, one of the founders of Orthofix' stepped down as Chairman of Orthofix International N.V. on January 1, 2005. He became Chairman of Orthofix International N.V. in 1989 and has been a Director of Orthofix International since our formation in 1987. He is Managing Director of Chelle Medical Ltd, Seychelles. Mr. Gaines-Cooper is also Chairman of LMA International N.V., a Netherlands Antilles Corporation listed on the Singapore Stock Exchange.

Jerry C. Benjamin            Director

                             Mr. Benjamin, 65, became a non-executive Director of Orthofix International N.V. in March 1992. He has been a General Partner of Advent Venture Partners, a venture capital management firm in London, since 1985. In the past, Mr. Benjamin was a director for a number of private health care companies.

Walter P. von Wartburg       Director

                             Mr. von Wartburg, 66, became a non-executive
                             Director of Orthofix International N.V. in June 2004. He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law. He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years. Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland. In addition, Mr. von Wartburg currently serves as a director on the board of Nymox Pharmaceutical Corporation.

Thomas J. Kester, CPA        Director

                             Mr. Kester, 59, became a non-executive Director of Orthofix International N.V. in August 2004. Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002. While at KPMG, he served as the lead audit engagement partner for both public and private companies and also served four years on KPMG's National Continuous Improvement Committee. Mr. Kester earned a Bachelor of Science degree in mechanical engineering from Cornell University and an MBA degree from Harvard University.

Kenneth R. Weisshaar         Director

                             Mr. Weisshaar, 55, became a non-executive Director of Orthofix International N.V. in December 2004. Most recently, Mr. Weisshaar has served as Chief Operating Officer and strategy advisor for Sensatex, Inc. Also, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning. Mr. Weisshaar earned a Bachelor of Science degree from MIT and an MBA from Harvard University. He currently also serves on the board of Digene Corporation.

Guy J. Jordan, Ph.D.         Director

                             Dr. Jordan, 57, became a non-executive Director of Orthofix International N.V. in December 2004. Most recently, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard's global oncology business and functional responsibility for all of Bard's research and development. Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University. He also currently serves on the boards of Specialized Health Products International, Inc., Xillix Technologies Corporation and EsophyX, Inc.

Stefan Widensohler           Director

                             Mr. Widensohler, 46, became a non-executive
                             Director of Orthofix International N.V. in February 2005. Mr. Widensohler is the President and Chief Executive Officer of KRAUTH medical group, a European medical supply distributor based in Germany. Previously, he was General Manager of MEDICALIS, now a GE Company. Mr. Widensohler holds a degree in economics from the Private Academy of Bad Harzburg, Germany. He is Deputy Chairman of the Board of BV-Med, the German Health Industry Manufacturer's Association and is an Active Member of the German Economic Council. He currently also serves on the board of St. Jude Medical, Inc.


            The Board recommends that you vote "FOR" the election of
                           all nominees for director.

              PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF
                   ARTICLE 16 OF THE ARTICLES OF ASSOCIATION

         Our Board of Directors has approved and recommended for submission to the shareholders an amendment and restatement of Article 16 of the Orthofix International N.V. Articles of Association. A copy of Article 16 of the Articles of Association as it is proposed to be amended and restated is attached as Appendix I to this proxy statement.

         The Board adopted the amendment and restatement of Article 16 to the Articles of Association on April 12, 2006, subject to shareholder approval. These revisions to the Articles of Association provide that, without the prior approval of the general meeting of shareholders, the Board of Directors would have the express authority (1) to declare dividends out of the profits of the preceding fiscal year or years then available for distribution (including profits carried forward from prior years) and (2) to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves. In the case of both (1) and (2), such dividends and distributions may be paid or made in cash, property (including securities) or shares of common stock of the Company.

         As currently in effect, Article 16 of the Articles of Association provides, among other things, that no profits may be distributed to the holders of shares of common stock unless (1) the Board first recommends to shareholders in writing the amount of such proposed distribution and the date on which it is to be paid and (2) the shareholders then approve the board's recommendation at the general meeting of shareholders. As a result, such a proposed distribution cannot be made until after the applicable general meeting of shareholders at which it is approved or any special meeting of shareholders called for that purpose. The Board believes that the proposed amendment to Article 16 of the Articles of Association will enable Orthofix to act in a more timely manner in the event that such a distribution is authorized by the Board. In addition, the Board believes that the proposed amendment will enable Orthofix to avoid the expense associated with obtaining shareholder approval for such a distribution at the general or special meeting of shareholders.

         The Board believes it is in the best interests of the shareholders to provide the Board with the aforementioned express authority. The Board further believes it will be advantageous to enable the Company to act promptly with respect to dividend and distribution opportunities (including stock splits in the form of stock dividends) without the delay involved in obtaining shareholder approval.




      The Board of Directors recommends that you vote "FOR" the proposal to amend Article 16 of the Articles of Association.

      PROPOSAL 3: APPROVAL OF AMENDMENT TO SECTION 4.2 AND SECTION 4.3 OF
             ARTICLE 4 (AND RENUMBERING OF CURRENT SECTION 4.4) OF
                           THE ARTICLES OF ASSOCIATION

         Our Board of Directors has approved and recommended for submission to the shareholders certain technical amendments to Section 4.2 and Section 4.3 and renumbering of current Section 4.4 of Article 4 of our Articles of Association. As proposed, Section 4.2 would be amended as described below, the current
Section 4.3 would be deleted in its entirety, and the current Section 4.4 would be renumbered as Section 4.3 (with no textual changes). A copy of Section 4.2 as it is proposed to be amended and restated, together with a description of the proposed deletion of Section 4.3 and the renumbering of Section 4.4, is attached as Appendix III to this proxy statement.

         The Board adopted the amendments to Section 4.2 and Section 4.3 (and the renumbering of Section 4.4) on April 12, 2006, subject to shareholder approval.

         The amendments to Section 4.2 clarify the manner in which shares of Orthofix common stock may be issued by providing that the issuance of common stock shall be affected (1) by way of a deed signed by the Company and the acquirer of the shares or (2) as otherwise permitted by law. Currently, the Articles require such a deed to be signed by the Company and the acquirer. The Board believes that the proposed amendment to Section 4.2 will provide the Company with increased flexibility in response to any potential future changes in Netherlands Antilles corporate law which broaden or change the manner in which such a deed may be executed for companies, like Orthofix, whose common stock is publicly traded and whose shareholder base is diverse and disparate. The Board believes that it is in the best interests of the shareholders to provide for this increased flexibility in anticipation of any future Netherlands Antilles corporate law amendments of this nature.

         The Board is also proposing to delete the current text in Section 4.3. Currently, Section 4.3 provides as follows:

"4.3 The Board of Directors is competent, without instruction of the General Meeting of Shareholders, to redeem Common Shares with due observance of the provisions applicable thereto of these Articles of Association and subsequently cancel them. The redemption price per Common Share so redeemed shall be calculated in accordance with generally accepted accounting principles as being the value that would be payable on such Common Shares were the Company liquidated or dissolved."

         The deletion of this section is being proposed to clarify that any such repurchase by the Company of shares of its common stock would be made in accordance with other requirements set forth in the Articles, such as those set forth in Section 6.1.

Section 6.1 provides as follows:

"6.1 The Company may, with due observance of the provisions of article 114 of Book 2 Civil Code Netherlands Antilles for its own account and for valuable consideration from time to time, acquire fully paid Common Shares. The authority to make any such acquisition is vested in the Board of Directors. Any Common Shares so acquired may be cancelled by the Board of Directors."

         The Board believes it is in the best interests of the shareholders to delete Section 4.3 because the Board believes that Section 6.1 provides a more appropriate and flexible standard than that currently set forth in Section 4.3, which may limit the price paid in any such repurchase of Company common stock to the liquidation value of such Company common stock. The Board believes that such a standard unduly restricts the Company's ability to engage in any such future share repurchases.

As a result, the Board is proposing that current Section 4.3 be deleted in its entirety and that current Section 4.4 be renumbered as Section 4.3.


      The Board of Directors recommends that you vote "FOR" the proposal to amend Section 4.2, delete the current Section 4.3 and renumber the current
            Section 4.4 of Article 4 of the Articles of Association.

         PROPOSAL 4: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR ENDED
                               DECEMBER 31, 2005

         Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2005.

         Pursuant to Article 116 of Book 2 Civil Code of the Netherlands Antilles, the Board of Directors is required to draw up the company's balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the annual general meeting of shareholders for approval.

         A copy of the company's balance sheet and income statement at and for the year ended December 31, 2005 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC. If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

      The Board of Directors recommends that you vote "FOR" the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2005.

         PROPOSAL 5: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
            AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

         We are asking you to ratify the Board's selection of Ernst & Young LLP as our independent registered public accounting firm for 2006. The Audit Committee recommended the selection of Ernst & Young LLP to the Board. Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

         We do not anticipate that representatives of Ernst & Young LLP will be at the annual meeting. The work performed by Ernst & Young LLP during 2005 and 2004 and the related fees are set forth below.

            The Board recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for 2006.

Principal Accountant Fees and Services

         The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2005 and December 31, 2004:


                                                       2005              2004
                                                       ----              ----
Audit Fees..................................        $1,859,478        $2,188,464
Audit-Related Fees..........................          $271,009           $53,659
Tax Fees....................................          $799,321          $771,309
All Other Fees..............................            $4,000            $3,320
                                                    ----------        ----------
     Total..................................        $2,932,808        $3,016,752


         Audit Fees

         Audit fees in 2005 and 2004 consisted of the aggregate fees, including expenses, billed in connection with the audit of our annual financial statements, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm and fees billed for professional services rendered for the audit of management's assessment of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

         Audit-Related Fees

         Audit-related fees in 2005 and 2004 consists of the aggregate fees billed for assurance and related services and are not reported under "Audit Fees". These fees included fees billed for acquisition-related due diligence services, employee benefit plan audits and accounting consultations.

         Tax Fees

         Tax fees in 2005 and 2004 consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. These fees included fees billed for federal and state tax review and consulting services, tax audit services and other tax consulting services.

         All Other Fees

         All Other Fees consist of aggregate fees billed for products and services other than the services reported above. For fiscal years 2005 and 2004, this category included fees related to professional reference materials and publications.

         Pre-Approval Policies and Procedures

         The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP. Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. In 2005, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

         In making its recommendation to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm's independence in the conduct of its auditing function.

                     INFORMATION ABOUT SHAREHOLDER PROPOSALS

         If you wish to submit a proposal to be included in our 2007 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before January 5, 2007. Please address your proposals to: Raymond C. Kolls, General Counsel and Corporate Secretary, Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         Pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2007 annual general meeting if the shareholder making the proposal has not notified Orthofix by May 21, 2007 of its intent to present a proposal at the 2007 annual general meeting.

                                                                      Appendix I

                    ARTICLE 16 OF THE ARTICLES OF ASSOCIATION

         A copy of the proposed amendment and restatement of Article 16 of the Articles of Association is set forth below. As Article 16 has been restated in its entirety, specific changes have not been highlighted.

DISTRIBUTION OF PROFITS

ARTICLE 16

16.1 The Board of Directors has the authority to declare dividends on the Common Shares of the Company without the prior approval of the General Meeting of Shareholders. Such dividends may be declared subsequent to the approval of the Annual Accounts by the General Meeting of Shareholders, either in cash, property (including securities) or in Common Shares of the Company, out of the profits of the preceding fiscal year or years then available for distribution. To the extent that profits of any fiscal year which are available for distribution shall not be distributed, they shall be carried forward and, unless extinguished as the result of subsequent operations or otherwise applied by the Board of Directors, shall be available for distribution in any subsequent year or years.
16.2 The Board of Directors has the authority to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves either in cash, property (including securities) or in Common Shares of the Company without the prior approval of the General Meeting of Shareholders.
16.3 The Board of Directors may resolve at any time to distribute one or more interim dividends as an advance payment of the expected dividend as mentioned in article 16.1 without the prior approval of the General Meeting of Shareholders.
16.4 Any distribution as provided for in the preceding paragraphs can only be made with due observance of article 118 Book 2 Civil Code Netherlands Antilles.

                                                                     Appendix II

        SECTION 4.2 AND SECTION 4.3 OF ARTICLE 4 OF THE ARTICLES OF ASSOCIATION

         A copy of the proposed amendment and restatement of Section 4.2 of
Article 4 of the Articles of Association is set forth below. Language added appears underlined in bold, and language deleted appears stricken.


4.2 Common Shares shall be issued [pursuant to a deed between the Company and the prospective shareholder] at such times, under such conditions and for such consideration, NOT LESS THAN THE PAR VALUE PER SHARE, as
                                   ----------------------------------------
         may be determined FROM TIME TO TIME by[, or on behalf of,] the Board OF
                           -----------------                                  --
         Directors[, provided that such consideration]. THE ACTUAL ISSUE OF
                                                        -------------------
         COMMON SHARES shall [not] be [less than par value.] EFFECTED BY WAY OF
         -------------                                       ------------------
         A DEED SIGNED BY THE COMPANY AND THE ACQUIRER OR AS OTHERWISE PERMITTED
         -----------------------------------------------------------------------
         BY APPLICABLE LAW.
         ------------------

As described in the proposal, the current Section 4.3 would be deleted in its entirely, and the current Section 4.4 would be renumbered as Section 4.3. Set forth below is the language that would be deleted from current Section 4.3.

[4.3 The Board of Directors is competent, without instruction of the General Meeting of Shareholders, to redeem Common Shares with due observance of the provisions applicable thereto of these Articles of Association and subsequently cancel them. The redemption price per Common Share so redeemed shall be calculated in accordance with generally accepted accounting principles as being the value that would be payable on such Common Shares were the Company liquidated or dissolved.]

The current Section 4.4 would be renumbered as follows with no textual changes.

[4.4]4.3 Options to subscribe for Common Shares in the Company may be issued to
     ---
directors, officers and other persons employed by the Company and/or its subsidiaries or whose services are otherwise contracted by the Company, for such consideration and on such terms as determined from time to time by, or on behalf of, the Board of Directors, provided that the exercise price of such options shall not be below the net asset value of the relevant Common Shares as calculated in accordance with generally accepted accounting principles at the time of issuance of the relevant options.



                                      II-2



                                                                    Appendix III
                                  FORM OF PROXY

                             [FORM OF FACE OF PROXY]
                           ORTHOFIX INTERNATIONAL N.V.

         This Proxy is Solicited on Behalf of the Board of Directors of
                           Orthofix International N.V.

         The undersigned hereby appoints Mr. Thomas Hein and Mr. Raymond C. Kolls and each of them, with the power of substitution attorneys, proxies of the undersigned to vote the number of Orthofix shares the undersigned would be entitled to vote if personally present at the annual general meeting of shareholders of Orthofix International N.V. ("Orthofix"), in Curacao, Netherlands Antilles, at 11:00 a.m., local time, on June 27, 2006 and at any adjournments thereof, for the transaction of such business as may come before the meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

         This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.

(continued and to be dated and signed on the reverse side.)

COMMENTS/ADDRESS CHANGE:  PLEASE
MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
----------------------------------------             ORTHOFIX INTERNATIONAL N.V.
----------------------------------------             P.O. BOX 11111
----------------------------------------             NEW YORK, N.Y. 10203-0111
----------------------------------------
----------------------------------------


                                     III-1

----------------------------------------------------------------------------------------------------------------------------------
                                            [FORM OF REVERSE OF PROXY]


                                                                                                           FOR   AGAINST  ABSTAIN
/_/ Sign, Date and Return         /_/                                      2.   Proposal to approve        /_/      /_/      /_/
    the Proxy Card            Votes must be                                     amendments to the
    Promptly Using              indicated                                       Articles of Association
    the Enclosed Envelope  (x) in Black or Blue                                 (Article 16).

1. Election of the following persons to the                                3.   Proposal to approve        /_/      /_/      /_/
   Board of Directors:                                                          amendments to the
                                                                                Articles of Association
                                                                                (Article 4).

   FOR ALL NOMINEES   /_/   WITHHOLD AUTHORITY  /_/   *EXCEPTIONS   /_/    4.   Proposal to approve the    /_/      /_/      /_/
                                                                                balance sheet and
                                                                                income statement at and
                                                                                for the year ended
                                                                                December 31, 2005.

   Nominees:  James F. Gero, Peter J. Hewett, Charles W. Federico,         5.   Proposal to ratify the     /_/      /_/      /_/
              Robert Gaines-Cooper, Jerry C. Benjamin, Walter P. von            selection of Ernst &
              Wartburg, Thomas J. Kester, Kenneth R. Weisshaar,                 Young as the independent
              Guy J. Jordan and Stefan Widensohler.                             registered public
                                                                                accounting firm for
                                                                                Orthofix and its subsidiaries
                                                                                for the fiscal year ending
                                                                                December 31, 2006.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

   *Exceptions
                ------------------------------------------------
                                                                                       PLEASE CHECK BOX IF YOU
                                                                                       INTEND TO BE PRESENT AT
                                                                                       MEETING.

                                                                                       COMMENT/ADDRESS CHANGE
                                                                                       Please mark this box if you
                                                                                       have written
                                                                                       comment/address change on
                                                                                       the reverse side

                                                                                --------------------------------------------------

                                                                                   SCAN LINE

                                                                                --------------------------------------------------

                                                                                IMPORTANT:  Please date this proxy and sign
                                                                                exactly as your name appears hereon.  Executors,
                                                                                administrators, trustees, guardians and officers
                                                                                signing in a representative capacity should give
                                                                                full title.  If Orthofix shares are held in more
                                                                                than one capacity, this proxy will be deemed to
                                                                                vote all Orthofix shares held in all capacities.

                                                                                Date  Share Owner sign        Co-Owner sign here
                                                                                      here
---------                                                                       -------------------------   ----------------------


                                                                   ---------    -------------------------   ----------------------